UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Agronix, Inc.

(Name of Issuer as specified in its charter)

Payment of Filing Fee (Check the Appropriate Box):

[ X ] No Fee Required

Agronix, Inc.

1666 West 75th Ave., 2nd Fl.

Vancouver, B.C., Canada

V6P 6G2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held Friday, September 13, 2002

The 2002 Annual Meeting of Shareholders of Agronix, Inc. (the "Company"), a Florida corporation, will be held on Friday, September 13, 2002 at 10:00 a.m. local time, at 837 West Hastings Street, Vancouver, B.C., Canada, to act on the following matters:

1. To elect the current directors to the Board of Directors to serve for the ensuing year and until their successors are elected; and

2. To consider and vote upon a proposal to ratify the selection of LaBonte & Co.as the independent auditors for the Company for the fiscal year ended December 31, 2002; and

3. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors fixed the close of business on July 26, 2002 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

Representation in person or by proxy of the holders of the majority of the shares outstanding and entitled to vote will constitute a quorum for the meeting. All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person, even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

Peter S. Drummond

Chairman and CEO

July 30, 2002

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE 2002 ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY.

Agronix, Inc.

1666 West 75th Ave., 2nd Fl.

Vancouver, B.C., Canada

V6P 6G2

Proxy Statement for

2002 Annual Meeting of Shareholders

The enclosed Proxy is solicited on behalf of Agronix, Inc., (the "Company") for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, September 13, 2002, at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Annual Meeting will be held at 837 West Hastings Street, Vancouver, B.C., Canada. The Company's principal executive office is located at 1666 West 75th Ave., 2nd Fl., Vancouver, B.C., Canada V6P 6G2. The Company's telephone number is (604) 714-1606.

These proxy solicitation materials were mailed on or about August 12, 2002, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company's Report on Form 10-KSB for its fiscal year ended December 31, 2001 accompanies this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Shareholders of record at the close of business on July 26, 2002 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 19,944,481 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Annual Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting for the election of directors is entitled to one vote for each share of Common Stock held for each of the four directors to be elected. Holders of Common Stock do not have the right to cumulate their votes in the election of directors. On all other matters, each share of Common Stock is likewise entitled to one vote on each proposal or item that comes before the meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the Company's President, who will serve as the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Florida law for approval of proposals presented to shareholders. The Company's Bylaws provide that a quorum consists of the holders of a majority of the shares outstanding and entitled to vote and present or represented by proxy at the meeting.

Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of all of the Company's director nominees named herein, for ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may properly come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter.

The Inspector will treat express abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat express abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Florida concerning voting of shares and determination of a quorum.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers, and employees, without additional compensation, also may solicit proxies personally or by telephone, letter or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

The Company anticipates that the 2003 Annual Meeting of Stockholders will be held in June 2003. Therefore, proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2003 Annual Meeting of Stockholders must be received by the Company no later than January 31, 2003 (approximately 120 days before the meeting), in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Annual Meeting was July 26, 2002. As of the Record Date, the Company had a total of 19,944,481 shares of Common Stock issued and outstanding.

The following table sets forth information, as of July 26, 2002, with respect to the beneficial ownership of the Company's common stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director; (iii) named executive officers; and (iv) all current named executive officers and directors as a group:

Name and Address	Number of Shares Owned Beneficially	Percent of Class
Brian Hauff (1) 1666 West 75th Avenue Vancouver, B.C.,Canada V6P 6G2	1,900,000 (2)	9.52%
Peter J. Barnett (1) 1666 West 75th Avenue Vancouver, B.C.,Canada V6P 6G2	740,000 (3)	3.71%
Dr. Henri Dinel (1) 1666 West 75th Avenue Vancouver, B.C.,Canada V6P 6G2	900,000 (4)	4.51%
Peter S. Drummond (1) 1666 West 75th Avenue Vancouver, B.C.,Canada V6P 6G2	300,000 (5)	1.50%
Epsom Investment Services 16 Pietermaai Curacao, Netherlands, Antilles	7,600,000	38.11%
All directors and executive officers as a group (4 in number)	3,840,000	19.25%

(1) The person listed is an officer, a director, or both, of the Company.

(2) Includes 1,000,000 performance shares which are currently held in escrow pursuant to an agreement dated January 27, 2000. Such shares shall be released from escrow based upon the Company's cumulative cash flow. For each $0.25 of cash flow, one share will be released. Any performance shares not released from escrow on or before January 27, 2010, shall be cancelled. Also includes 600,000 options to purchase 600,000 shares of common stock at a price of $0.50. The options expire on January 27, 2006.

(3) Includes 40,000 shares owned by the spouse of Mr. Barnett, of which he may be deemed to be the beneficial owner. Also includes options to purchase 400,000 shares of common stock at a price of $0.50. The options expire on January 28, 2006.

(4) Includes 600,000 shares and options to purchase 300,000 shares of common stock at $0.50 registered in the name of DRD Consultant, of which Mr. Dinel may be deemed to be the beneficial owner. The options expire on August 4, 2006. DRD Consultant is owned by Denise Regimbald Dinel, the spouse of Dr. Henri Dinel.

(5) Includes options to purchase 300,000 shares of common stock at $0.50. The options expire on January 17, 2006.

EXECUTIVE COMPENSATION

During the fiscal year ended December 31, 2001, no executive officer received compensation from the Company in excess of $100,000. Brian Hauff, who was both President and CEO during 2001 was paid consulting fees totalling $58,145. In addition, the Company paid rent of $7,914 to an entity controlled by the President.

No director was paid compensation for any services as a director during the fiscal year ended December 31, 2001.

The following table sets forth outstanding options held by Company officers and directors. All such options were granted during the fiscal year ended December 31, 2000.

Name	Number of Securities Underlying Options	Exercise Price	Expiration Date
Brian Hauff	600,000	$0.50	January 27, 2006
Peter J. Barnett	400,000	$0.50	January 28, 2006
Dr. Henri Dinel	300,000	$0.50	August 4, 2006
Peter S. Drummond	300,000	$0.50	January 17, 2006

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

To the best knowledge and belief of the Company, each of the directors, officers or beneficial owners of more than 10% of the Company's securities named herein has filed all reports required to be filed by Section 16(a).

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

Name of Nominee	Age	Position Held and Tenure
Peter S. Drummond	49	Chairman of Board of Directors and CEO since March 2001
Brian Hauff	55	President and a Director since March 2001
Peter J. Barnett	63	Chairman of Board of Directors since March 2001
Dr. Henri Dinel	53	Vice President and a Director since March 2001

Biographical Information.

Peter S. Drummond.

Peter Drummond is the Chairman, Chief Executive Officer and a director of the Company. Mr. Drummond has extensive international business management and marketing experience in the Waste and Sewage treatment industry. He is currently Chairman of Watercare Services, a billion-dollar company, and is also Chairman of four other corporations, two of which are related to the waste industry. He holds directorships in five other corporations, including a billion-dollar infrastructure company. He was previously the Chairman of one of New Zealand's first composting companies, and is a New Zealand "Fellow" of the Institute of Directors. Mr. Drummond is well known for his charitable work. He is a resident of Auckland, New Zealand.

Brian Hauff.

Brian Hauff is the President and a director of the Company. Mr. Hauff is a founder of the Company and has worked for the Company since its inception. He has been an investor and developer for the past 20 years. Mr. Hauff has a combined Economics and Commerce degree (Hons.) from Simon Fraser University, and a law degree from the University of British Columbia. He is a resident of Vancouver, BC, Canada.

Peter J. Barnett.

Peter Barnett is a director and Secretary/Treasurer of the Company. He is a co-founder of a number of restaurant companies including Pizza Patio and Elephant and Castle. Mr. Barnett is involved in a number of community and charitable services, for which he was honored by the Government of Canada which conferred upon him the 125th Centennial Medal of Honor for contributions to the development of Canadian society. He has been the President of Variety Club International, a worldwide charity that supports children in need. Mr. Barnett is a resident of Vancouver, BC, Canada.

Dr. Henri Dinel.

Dr. Henri Dinel is a director and Vice President of Research and Development. Prior to joining Agronix, he had been a research scientist with the Research Branch of Agriculture and Agri-Food Canada from 1974, where since 1990 he led a study on the impact of bio-solids on soil agro-ecological functions and the development of value-added products from residual and naturally occurring organic matters. Dr. Dinel obtained a B.Sc. in 1981 from the University of Ottawa in plant biology and biochemistry; a Masters in Science in 1985 from the University of Montreal in Palynology, Paleoecology and Pedology; and a Ph.D. in 1989 from McGill University in Soil Sciences. He is a resident of Chelsea, Quebec.

Board Meetings and Committees

The Board of Directors of the Company held five formal meetings during the fiscal year ended December 31, 2001. All incumbent directors attended 100% of the Board meetings held during their respective tenures, either in person, or telephonically.

The Board of Directors does not have standing audit, nominating or compensation committees, or committees performing similar functions.

Compensation of Directors

The Company's directors do not receive compensation for service on the Board of Directors or their attendance at Board meetings, but they may be reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

Vote required; Recommendation of the Board of Directors

With respect to the election of directors, an abstention will have the same effect as a vote withheld for the election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected LaBonte & Co., independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. A representative of LaBonte & Co. is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

On July 26, 2002, the Company dismissed Grant Thornton, LLP, located at 1055 West Georgia Street, Vancouver, British Columbia, CanadaV6E 4N3 as its independent accountants. The Company's Board of Directors participated in and approved the decision to change independent accountants. The reports of Grant Thornton, LLP for the past two fiscal years contained a going concern qualification, but did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to any other uncertainty, audit scope or accounting principle. No representative of Grant Thornton, LLP is expected to be present at the meeting.

In connection with its audits for the two most recent fiscal years and through July 26, 2002, there have been no disagreements with Grant Thornton, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

Audit Fees

During the year ended December 31, 2001, Grant Thornton, LLP, billed the Company approximately $11,765 for professional services rendered for the audit of the Company's consolidated financial statements for such period and approximately $4,575 for the review of the consolidated financial statements included in the Quarterly Reports on Form 10-QSB during such period.

All Other Fees

During the year ended December 31, 2001, Grant Thornton, LLP did not bill the Company any fees related to tax and other non-audit services.

Vote Required; Recommendation of the Board of Directors

The Board of Directors has conditioned its appointment of the Company's independent certified public accountants upon receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the selection of LaBonte & Co., the Board of Directors will reconsider the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Company may recommend.

THE BOARD OF DIRECTORS

Vancouver, B.C., Canada

July 30, 2002

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF

AGRONIX, INC.

This Proxy Is Being Solicited On Behalf Of The Board of Directors Proxy

PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned Shareholder of Agronix, Inc. (the "Company") does hereby nominate, constitute and appoint Peter S. Drummond and Brian Hauff and each of them (with full power to act alone) as my true and lawful attorney, with full power of substitution, for me and in my name, place and stead, to vote all of the shares of Common Stock of the Company standing in my name and on its books on July 26, 2002, at the Annual Meeting of Shareholders to be held at at 837 West Hastings Street, Vancouver, B.C., Canada, on Friday, September 13, 2002 at 10:00 A.M., or at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, but in accordance with the following specific instructions:

1. ELECTION OF DIRECTORS - vote my shares of Common Stock for the election of directors of the Company for the ensuing year as follows:

(INSTRUCTION: Select only one of the following instructions by marking an "X" in the space preceding the desired selection. IF NO SELECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE YOUR SHARES OF STOCK FOR ALL OF THE NOMINEES LISTED BELOW)

[ ] FOR all of the nominees listed below:

Peter S. Drummond, Brian Hauff, Peter J. Barnett, Dr. Henri Dinel

[ ] FOR all of the aforesaid nominees except:

(Print clearly the name(s) of the nominee(s) for whom you do not want your vote to be cast)

[ ] NONE of the aforesaid nominees

2. RATIFICATION OF APPOINTMENT OF LABONTE & CO. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002 - Vote my shares of Common Stock as follows:

(INSTRUCTION: Mark an "X" in the space preceding the desired selection. IF NO SELECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE YOUR SHARES OF STOCK FOR APPROVAL)

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. OTHER MATTERS - upon such other matters as may properly come before the meeting or any adjournemnt thereof, vote or withhold voting my shares of common stock of the Company in such manner as my proxy herein appointed deems appropriate in my proxy's the sole and absolute discretion.

Management knows of no other matter that may properly be, or which Is likely to be brought before the meeting. However, if any other matters are properly presented at said meeting, this proxy shall be voted in accordance with the recommendations of management.

DATED: , 2002

(Signature of Shareholder)

(Signature of Shareholder)

(Signature of Shareholder)

If signing as Attorney, Executor, Administrator,

Guardian, Trustee or other representative capacity,

please indicate your full title. If there is more than

one person serving in such capacity, all should

sign. ALL OF THE OWNERS OF STOCK HELD

IN JOINT NAME MUST SIGN